Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-142867 of Claymont Steel, Inc. (formerly CitiSteel USA, Inc.) on Form S-4, of our report dated May 10, 2007, on the 2006 and 2005 consolidated financial statements of Claymont Steel, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Lexington, Kentucky

July 20, 2007